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                                                                  Exhibit 10.7.5

         [GRAPHIC]                             Illinois Department of Public Aid

                                               201 South Grand Avenue East
                                               Springfield, Illinois 62763 0001

Rod R. Blagojevich, Governor                   Telephone: (217) 524-747B
  Barry S. Maram, Director                     TTY: (800) 526-5812

                                                -------------------
                                                      RECEIVED
                                                    APR 25 2003
                                                -------------------

April 17, 2003

Jean Moise
President and Chief Operating Officer
AMERIGROUP Illinois, Inc.
211 West Wacker Drive, Suite 1350
Chicago, Illinois 60606

Dear Mr. Moise:

Enclosed for your files is one original signature copy of Amendment No. 6 to the contract between IDPA and AMERIGROUP Illinois, Inc. This amendment reflects language necessary to comply with the terms and rules promulgated under the Federal Health Insurance Portability and Accountability Act.

Sincerely,


/s/ Kelly Carter
-----------------------------
Kelly Carter, Chief
Bureau of Contract Management

cc: Dwight Jones, M.D., CEO (without enclosure)

E-mail: dpawebmaster@mail.idpa.state.il.us Internet: http://www.state.il.us/dpa/

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                                STATE OF ILLINOIS
                            DEPARTMENT OF PUBLIC AID

                               AMENDMENT 6 TO THE
                     CONTRACT FOR FURNISHING HEALTH SERVICES
                      BY A HEALTH MAINTENANCE ORGANIZATION

                                 2001-24-006-KA6

Whereas, the State of Illinois acting by and through the Illinois Department of Public Aid, 201 South Grand Avenue East, Springfield, Illinois 62763-0001, hereinafter referred to as Department, and AMERIGROUP Illinois, Inc., hereinafter referred to as Contractor, parties to the Contract for Furnishing Health Services by a Health Maintenance Organization, as amended (Contract), effective April 1, 2000, desire to amend the Contract; and

Whereas, pursuant to section 9.9.(a) of the Contract, the Contract may be modified or amended by the written consent of the parties; and

Whereas, pursuant to Section 9.9(c) of the Contract, the Contract shall be amended if the Department determines the amendment is necessary to remain in compliance with State or federal law or regulation; and

Whereas, the Department has determined that such an amendment is necessary to comply with the terms of rules promulgated under the federal Health Insurance Portability and Accountability Act (HIPAA);

Now Therefore, the Contract shall be amended by adding the language set forth herein to the Contract:

1.   Article I, Definitions:

          HIPAA means the federal Health Insurance Portability and Accountability Act, Public Law 104-191.

          Individual, as used in Section 5.3(q) and Attachment V, shall have the same meaning as the term "individual" in 45 CFR Section 164.501 and shall include a Participant as defined in this Contract, and a person who qualifies as a personal representative in accordance with 45 CFR section 164.502(g).

          Protected Health Information shall have the same meaning as the term "protected health information" in 45 CFR Section 164.501, limited to the

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          information created or received by the Contractor from or on behalf of the Department.

2.   Section 5.3(q):

          HIPAA Marketinq Requirements. Notwithstanding the above, the definition of Marketing shall apply to all marketing performed under this Contract, and the Contractor is subject to the following authorization requirement.

          (1) Definition. Marketing is any communication by the Contractor about a product or service that encourages the individual to purchase or use the product or service, unless the communication is limited to:

               (a) a description of health-related products or services (or payment for such products or services) that are provided by or included in a plan of benefits of the Department or Contractor pursuant to this Contract, including communications regarding the entities participating in a health care provider network or health plan network, replacement of or enhancements to a health plan, and health-related products or services available only to an enrollee that add value to but are not part of the plan of benefits;

               (b)  communications for treatment of the individual; or

               (c) communications for case management or care coordination for the individual or to direct or recommend alternative treatments, therapies, health care providers, or settings of care to the individual.

          (2)  Authorization.

               (a) Contractor must obtain an authorization for any use or disclosure of protected health information for marketing, except if the communication is in the form of: face to face communication made by the Contractor to the individual, or a promotional gift of nominal value provided by the Contractor.

               (b) If the marketing involves direct or indirect remuneration to the Contractor from a third party, the authorization shall state that such remuneration is involved.

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3.   Section 5.23:

          HIPAA Compliance. Contractor shall comply with the terms of Sections B and C of the HIPAA Compliance Obligations set forth in Attachment V.

4.   Section 6.6:

          HIPAA Compliance. The Department shall comply with the terms of Section D of the HIPAA Compliance Obligations set forth in Attachment V.

5.   Section 8.6:

          Termination for Breach of HIPAA Compliance Obligations. Upon the Department's learning of a material breach of the terms of the HIPAA Compliance Obligations, set forth in Attachment V, incorporated by reference and made a part hereof, the Department shall:

          (1) provide Contractor with an opportunity to cure the breach or end the violation, and terminate this Contract if Contractor does not cure the breach or end the violation within the time specified by the Department; or

          (2) immediately terminate this Contract if Contractor has breached a material term of the HIPAA Compliance Obligations and cure is not possible; or

          (3) report the violation to the Secretary of the U.S. Department of Health and Human Services, if neither termination nor cure by Contractor is feasible.

6.   Attachment V, which is attached to this Amendment.

Further, the Contract shall be amended by replacing Section 9.1 in its entirety with the following language:

     Section 9.1. Records Retention, Audits, and Reviews.

          The Contractor shall maintain all business, professional and other records in accordance with 45 CFR Part 74 and the specific terms and conditions of this Contract and pursuant to generally accepted accounting and medical practice. The Contractor shall maintain, for a minimum of six
     (6) years after completion of the Contract and after final payment is made under the Contract, adequate books, records, and supporting documents to verify the amounts, recipients, and

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     uses of all disbursements of funds passing in conjunction with the
     Contract. If an audit, litigation or other action involving the records is started before the end of the six (6) year period, the records must be retained until all issues arising out of the action are resolved.

          The Contract and all books, records, and supporting documents related to the Contract shall be made available, at no charge, in Illinois, by the Contractor for review and audit by the Department, the Auditor General or other Authorized Persons. The Contractor agrees to cooperate fully with any audit conducted by the Department, the Auditor General or other Authorized Persons and to provide full access in Illinois to all relevant materials.

          Failure to maintain the books, records, and supporting documents required by this Section shall establish a presumption in favor of the State for the recovery of any funds paid by the State under the Contract for which adequate books, records, and supporting documentation are not available, in Illinois, to support their purported disbursement.

          The Contractor shall provide any information necessary to disclose the nature and extent of all expenditures made under this Contract. Such information must be sufficient to fully disclose all compensation of Marketing personnel pursuant to Article V, Section 5.3(g). The Department, the Auditor General or other Authorized Persons may inspect and audit any financial records of the Contractor or its subcontractors relating to the Contractor's capacity to bear the risk of financial losses.

          The Department, the Auditor General or other Authorized Persons may also evaluate, through inspection or other means, the quality, appropriateness, and timeliness of services performed under this Contract.

          The Department shall perform quality assurance reviews to determine whether the Contractor is providing quality and accessible health care to Beneficiaries under this Contract. The reviews may include, but are not limited to, a sample review of medical records of Beneficiaries, Beneficiary surveys and examination by consultants. The specific points of quality assurance which will be reviewed include, but are not limited to:

          (1)  legibility of records
          (2)  completeness of records
          (3)  peer review and quality control
          (4)  utilization review
          (5)  availability, timeliness, and accessibility of care
          (6)  continuity of care
          (7)  utilization reporting

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          (8)  use of services
          (9)  quality and outcomes of medical care

          The Department shall provide for an annual (as appropriate) external independent review of the above that is conducted by a qualified independent entity.

          The Department shall adjust future payments or final payments if the findings of a Department audit indicate underpayments or overpayments to the Contractor. If no payments are due and owing to the Contractor, the Contractor shall immediately refund all amounts which may be due the Department.

All other Contract terms and conditions shall remain in effect, except that in the event this Amendment conflicts with the Contract, the terms of this Amendment shall take precedence.

The effective date of this Amendment shall be the date it is fully executed by the parties.

In Witness Whereof, the Department and the Contractor have hereby caused this Amendment to be executed on the dates shown below by their duly authorized representatives.

AMERIGROUP Illinois, Inc.                 State of Illinois
                                          Department of Public Aid


By: /s/ Illegible                         By: /s/ Barry S. Maram
    ---------------------------------         ----------------------------------
Title: President, COO                         Barry S. Maram
                                              Director
Date: 3/17/03
                                              Date: 4-10-03

FEIN:
     --------------------------------

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Attachment V
HIPAA Compliance Obligations

A.   Definitions.

     (1) "Designated Record Set" shall have the same meaning as the term "designated record set" in 45 CFR section 164.501.

     (2) "HIPAA" means the federal Health Insurance Portability and Accountability Act, Public Law 104-191.

     (3) "Individual" shall have the same meaning as the term "individual" in 45 CFR Section 164.501 and shall include a Participant as defined in this Contract, and a person who qualifies as a personal representative in accordance with 45 CFR section 164.502(g).

     (4) "PHI" means Protected Health Information, which shall have the same meaning as the term "protected health information" in 45 CFR section 164.501, limited to the information created or received by the Contractor from or on behalf of the Department.

     (5) "Privacy Rule" shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Part 160 and 45 CFR Part 164 subparts A and E.

     (6) "Required by law" shall have the same meaning as the term "required by law" in 45 CFR section 164.501.

B.   Contractor's Permitted Uses and Disclosures.

     (1) Except as otherwise limited by this Contract, Contractor may use or disclose PHI to perform functions, activities, or services for, or on behalf of, the Department as specified in this Contract, provided that such use or disclosure would not violate the Privacy Rule if done by the Department.

     (2) Except as otherwise limited by this Contract, Contractor may use PHI for the proper management and administration of Contractor or to carry out the legal responsibilities of Contractor.

     (3) Except as otherwise limited by this Contract, Contractor may disclose PHI for the proper management and administration of Contractor, provided that the disclosures are required by law, or Contractor obtains reasonable assurances from the person to whom the PHI is disclosed that the PHI will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person. Contractor shall require the person to whom the PHI was disclosed to notify Contractor of any instances of which the person is aware in which the confidentiality of the PHI has been breached.

     (4) Except as otherwise limited by this Contract, Contractor may use PHI to provide

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          data aggregation services to the Department as permitted by 45 CFR section 164.504(e)(2)(i)(B).

     (5) Contractor may use PHI to report violations of law to appropriate federal and state authorities, consistent with 45 CFR section 164.502(j)(1).

C.   Limitations on Contractor's Uses and Disclosures. Contractor shall:

     (1) Not use or further disclose PHI other than as permitted or required by the Contract or as required by law;

     (2) Use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Contract;

     (3) Mitigate, to the extent practicable, any harmful effect that is known to the Contractor of a use or disclosure of PHI by Contractor in violation of the requirements of this Contract;

     (4) Report to the Department any use or disclosure of PHI not provided for by this Contract of which Contractor becomes aware;

     (5) Ensure that any agents, including a subcontractor, to whom the Contractor provides PHI received from the Department or created or received by Contractor on behalf of the Department, agree to the same restrictions and conditions that apply through this Contract to Contractor with respect to such information;

     (6) Provide access to PHI in a Designated Record Set to the Department or to another individual whom the Department names, in order to meet the requirements of 45 CFR section 164.524, at the Department's request, and in the time and manner specified by the Department;

     (7) Make available PHI in a Designated Record Set for amendment and to incorporate any amendments to PHI in a Designated Record Set that the Department directs or that Contractor agrees to pursuant to 45 CFR section 164.526 at the request of the Department or an individual, and in a time and manner specified by the Department;

     (8) Make Contractor's internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from the Department or created or received by Contractor on behalf of the Department available to the Department and to the Secretary of Health and Human Services for purposes of determining the Department's compliance with the Privacy Rule;

     (9) Document disclosures of PHI and information related to disclosures of PHI as would be required for the Department to respond to a request by an individual for an accounting of disclosures of PHI in accordance with 45 CFR section 164.528;

     (10) Provide to the Department or to an individual, in a time and manner specified by the Department, information collected in accordance with the terms of this

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          Contract to permit the Department to respond to a request by an individual for an accounting of disclosures of PHI in accordance with 45 CFR section 164.528;

     (11) Return or destroy all PHI received from the Department or created or received by Contractor on behalf of the Department that the Contractor still maintains in any form, and to retain no copies of such PHI, upon termination of this Contract for any reason. If such return or destruction is not feasible, Contractor shall provide the Department with notice of such purposes that make return or destruction infeasible, and upon the parties' written agreement that return or destruction is infeasible, Contractor shall extend the protections of the Contract to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible. This provision shall apply equally to PHI that is in the possession of Contractor and to PHI that is in the possession of subcontractors or agents of Contractor.

D.   Department Obligations. The Department shall:

     (1) Provide Contractor with the Department's Notice of Privacy Practices and notify Contractor of any changes to said Notice;

     (2) Notify Contractor of any changes in or revocation of permission by an individual to use or disclose PHI, to the extent that such changes may affect Contractor's permitted or required uses and disclosures of PHI;

     (3) Notify Contractor of any restriction to the use or disclosure of PHI that the Department had agreed to in accordance with 45 CFR section 164.522, to the extent that such restriction may affect Contractor's use or disclosure of PHI;

     (4) Not request that Contractor use or disclose PHI in any manner that would not be permissible under the Privacy Rule if done by the Department.

E. Interpretation. Any ambiguity in this Contract shall be resolved in favor of a meaning that permits the Department to comply with the Privacy Rule.

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